UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive

Pleasanton, California  94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

At the Thoratec Corporation (the “Company”) Annual Meeting of Shareholders held on May 22, 2013 (the “Annual Meeting”), the shareholders of the Company voted on the following three proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2013.

Proposal No. 1: To elect nine directors to serve for the ensuing year or until their successors are elected and qualified:

	Number of Votes
	For	Withheld	Non Votes
Neil F. Dimick	41,305,852	7,554,880	3,640,836
Gerhard F. Burbach	48,499,988	360,744	3,640,836
J. Daniel Cole	48,259,792	600,940	3,640,836
Steven H. Collis	47,161,609	1,699,123	3,640,836
D. Keith Grossman	48,448,952	411,780	3,640,836
William A. Hawkins, III	47,326,323	1,534,409	3,640,836
Paul A. LaViolette	47,320,044	1,540,688	3,640,836
Daniel M. Mulvena	47,153,142	1,707,590	3,640,836
Todd C. Schermerhorn	48,533,309	327,423	3,640,836

Proposal No. 2:  To conduct an advisory vote on the compensation of the Company’s named executive officers:

Number of Votes
For	45,394,214
Against	3,434,893
Abstain	31,625
Non Votes	3,640,836

Proposal No. 3:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 28, 2013:

Number of Votes
For	52,278,452
Against	217,526
Abstain	5,590

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of May 24, 2013
THORATEC CORPORATION

	By:	/s/ Taylor C. Harris

Taylor C. Harris
Vice President and Chief Financial Officer